UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Kraft Foods Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753

(Address of principal executive offices, including zip code)

(847) 646-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As we have previously disclosed, on March 1, 2011, the Starbucks Coffee Company (“Starbucks”) took control of the Starbucks packaged coffee business (the “Starbucks CPG business”) in grocery stores and other channels. Starbucks did so without our authorization and in what we contended was a violation and breach of our license and supply agreement with Starbucks related to the Starbucks CPG business. The dispute was in arbitration in Chicago, Illinois. On November 12, 2013, the arbitrator issued his decision.

While we remained the named party in the proceeding, under the Separation and Distribution Agreement between Mondelēz International, Inc. and us, we agreed to direct any recovery we are awarded in the arbitration proceeding to Mondelēz International. In addition, Mondelēz International will reimburse us for any costs and expenses we incurred in connection with the arbitration. As a result, we do not believe that the arbitration’s outcome has or will have a material financial impact on us.

For further information about the arbitration proceeding, please refer to Mondelēz International’s press release on November 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: November 12, 2013	By:	/s/ Kim K. W. Rucker
Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary